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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Polycom, Inc. of our report dated February 21, 2001 (which contains an explanatory paragraph relating to the PictureTel Corporation's ability to continue as a going concern as described in Note 1 to the financial statements) relating to the consolidated financial statements of PictureTel Corporation, which appears in the Current Report on Form 8-K of Polycom, Inc. dated January 7, 2002.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 23, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS